UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 7, 2007, the Board of Directors adopted an amended and restated Management Incentive Plan (MIP) effective commencing fiscal 2008. The primary substantive change to the MIP is to delete language that provided for payment of a reduced MIP award upon achievement of 90% of quantitative financial goals. The amended and restated MIP provides that no MIP award will be payable unless 100% of the quantitative goal has been met.

The amended and restated MIP also clarifies that no MIP award shall be paid to corporate executives or regional group presidents for achievement of personal goals unless the corporate or regional financial goal is achieved. (With respect to participant goals, the amended and restated MIP continues to provide that (i) a portion (100% in the case of the CEO; 70% in the case of corporate executives; and 20% in the case of regional group presidents) of the MIP award is based upon achievement of budgeted consolidated net income from continuing operations; (ii) 50% of the MIP award for regional group presidents is based upon budgeted operating income from continuing operations of the applicable group; and (iii) the remaining 30% of the award (for participants other than the CEO) is based upon achievement of personal goals tailored to the responsibilities of the participant’s position.)

Potential MIP awards are adjusted ratably for achievement between 100% (formerly 90%) and 150% of the applicable budgeted target. No award is payable for performance below 100% (formerly 90%) of the applicable budgeted target, and awards are capped at achievement of 150% of the applicable budgeted target. Award opportunities vary from 80% to 125% of the participant’s base salary at the chief executive officer level; 50% to 75% of the participant’s base salary at the senior or executive vice president level; and 45% to 67.5% of the participant’s base salary at the group president, corporate vice president and managing director level.

The amended and restated MIP also provides that participants’ personal goals will be measured on a fiscal year basis (rather than a calendar year basis as previously provided). This revision brings the measurement period for personal goals into alignment with the measurement period for quantitative financial goals. Awards, if any, will be paid after audited results are available but no later than October 31.

The Board of Directors also approved participant goals (quantitative and personal) for fiscal 2008.

The Board of Directors further approved an amendment to the MIP for fiscal 2007 to align the measurement period for personal goals with the measurement period for quantitative financial goals (as described above with respect to the amended and restated MIP for fiscal 2008). If a participant has not completed a personal goal by June 30, 2007 which by the terms of the MIP was originally scheduled to be completed by November 30, 2007, but has otherwise progressed satisfactorily toward achievement of the goal, the award based on the uncompleted personal goal will be reduced in proportion to the reduction of available time. Notwithstanding the foregoing, no award based upon achievement of a personal goal shall be paid unless the applicable quantitative financial goal has been achieved.

The above descriptions are qualified by reference to the plan documents, copies of which are attached as exhibits hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Management Incentive Program (effective commencing Fiscal 2008)
99.2	Amendment to Fiscal 2007 Management Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: June 12, 2007	By:	/s/ Jack Brucker
Jack Brucker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Incentive Program (effective commencing Fiscal 2008)

99.2	Amendment to Fiscal 2007 Management Incentive Program